Exhibit 10.1.14

CHESAPEAKE ENERGY CORPORATION
AMENDED AND RESTATED LONG TERM INCENTIVE PLAN

1.  PURPOSE

Section 1.1 Background.  The original Long Term Incentive Plan was approved by shareholders on June 10, 2005, and amendments to the Plan were approved by shareholders on June 9, 2006, June 8, 2007, June 6, 2008, June 12, 2009, June 11, 2010 and June 10, 2011.

Section 1.2 Purpose.  This Long Term Incentive Plan is established by Chesapeake Energy Corporation (the “Company”) to foster and promote the sustained progress, growth and profitability of the Company by:

(a) Attracting, retaining and motivating Employees, Non-Employee Directors and Consultants;

(b) allowing Employees, Non-Employee Directors and Consultants to acquire a proprietary and vested interest in the growth and performance of the Company;

(c) providing incentives and rewards to Employees, Non-Employee Directors and Consultants who are in a position to contribute materially to the success and long-term objectives of the Company; and

(d) aligning the financial interests of Employees, Non-Employee Directors and Consultants with those of the Company’s shareholders.

Section 1.3 Effective Date.  The Plan was effective as of October 1, 2004.  The authority to issue Awards under the Plan will terminate on September 30, 2014 and the remaining terms of the Plan will continue in effect thereafter until all matters relating to the exercise and settlement of Awards and administration of the Plan have been completed.

2.  DEFINITIONS

Section 2.1 “Affiliated Entity” means any partnership or limited liability company in which at least 50% of voting power thereof is owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries or Affiliated Entities or a combination thereof.

Section 2.2 “Appreciation” means, with respect to a SAR (as hereafter defined), the amount by which the Fair Market Value of a share of Common Stock on the date of exercise of the SAR exceeds either (i) the exercise price of the Option to which a tandem SAR relates, in the case of a tandem SAR, or (ii) the Fair Market Value of a share of Common Stock on the Date of Grant of the SAR, in the case of a stand-alone SAR.

Section 2.3 “Award” means, individually or collectively, any Option, SAR, Performance Share, Restricted Stock, Other Stock Award  or Cash Award granted under the Plan to an Eligible Person pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the applicable Committee may establish by the Award Agreement or otherwise.

Section 2.4 “Award Agreement” means any written or electronic instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers.

Section 2.5 “Board” means the Board of Directors of the Company.

Section 2.6 “Cash Award” means a cash bonus granted by the Committee to a Participant pursuant to Section 8.

Section 2.7 “Change of Control” means the occurrence of any of the following:

(i)           the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”).  For purposes of this Section 2.7 the following acquisitions by a Person will not constitute a Change of Control: (1) any acquisition directly from the Company; (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) below;

(ii)           the individuals who, as of the later of the date hereof or the last amendment to this Plan approved by the Board, constitute the board of directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the board of directors.  Any individual becoming a director subsequent to the later of the date hereof or the last amendment to this Plan approved by the Board whose election, or nomination for election by the Company’s shareholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered a member of the Incumbent Board as of the later of the date hereof or the last amendment to this Plan approved by the Board, but any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board will not be deemed a member of the Incumbent Board as of the later of the date hereof or the last amendment to this Plan approved by the Board;

(iii)           the consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless following such Business Combination: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)           the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Section 2.8 “Code” means the Internal Revenue Code of 1986, as amended.  Reference in the Plan to any Section of the Code shall be deemed to include any amendments or successor provisions to such Section and any regulations under such Section.

Section 2.9 “Committee” means the Compensation Committee of the Board (or any successor committee) or any other committee designated by the Board.

Section 2.10  “Common Stock” means the common stock, par value $.01 per share, of the Company and, after substitution, such other stock as shall be substituted therefor as provided in Section 3.3(b) of the Plan.

Section 2.11   “Consultant” means any person who is engaged by the Company, a Subsidiary or an Affiliated Entity to render consulting or advisory services.

Section 2.12  “Date of Grant” means the date on which the grant of an Award is made by the Committee.

Section 2.13  “Disability” has the meaning set forth in Section 409(A)(a)(2)(C) of the Code.

Section 2.14  “Eligible Person” means any Employee, Non-Employee Director, or Consultant.

Section 2.15  “Employee” means any employee of the Company, a Subsidiary or an Affiliated Entity or any person to whom an offer of employment with the Company, a Subsidiary or an Affiliated Entity is extended, as determined by the Committee.

Section 2.16   “Exchange Act” means the Securities Exchange Act of 1934, as amended.

Section 2.17  “Executive Officer Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act with respect to the Common Stock.

Section 2.18  “Fair Market Value” means, as of any day, the closing price of the Common Stock on such day (or on the next preceding business day, if such day is not a business day or if no trading occurred on such day) as reported on the New York Stock Exchange or on such other securities exchange or reporting system as may be designated by the Committee.  In the event that the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined by the Committee in its absolute discretion.

Section 2.19  “Incentive Stock Option” means an Option within the meaning of Section 422 of the Code.

Section 2.20  “Non-Executive Officer Participants” means Participants who are not subject to the provisions of Section 16 of the Exchange Act.

Section 2.21  “Non-Employee Director” shall have the meaning set forth in Rule 16b-3, or any successor rule, promulgated under Section 16 of the Exchange Act.

Section 2.22  “Nonqualified Stock Option” means an Option to purchase shares of Common Stock which is not an Incentive Stock Option within the meaning of Section 422(b) of the Code.

Section 2.23  “Option” means an Incentive Stock Option or Nonqualified Stock Option.

Section 2.24  “Other Stock Award” means any right granted to a Participant by the Committee under Section 7 of the Plan.

Section 2.25  “Participant” means an Eligible Person to whom an Award has been granted by the Committee under the Plan.

Section 2.26  “Performance Award” means any award of Performance Shares granted by the Committee under Section 6 of the Plan.

Section 2.27  “Performance Measures” means the Company’s achievement of target levels of earnings per share, share price, net income, cash flows, reserve additions or replacements, production volume, finding costs, operating costs, overhead or other costs, drilling results, acquisitions and divestitures, risk management activities, return on equity, total or comparative shareholder return, a combination of or interrelationship among any of the foregoing, or other criteria, as determined by the Committee.

Section 2.28  “Performance Share” means the Common Stock subject to a Performance Award granted under Section 6 of the Plan, which may be delivered to the Participant upon the achievement of such performance goals during the Performance Period as specified by the Committee.

      Section 2.29  “Plan” means the Chesapeake Energy Corporation Long Term Incentive Plan.

Section 2.30  “Restricted Stock” means the Common Stock issued under Section 5 which is subject to any restrictions that the Committee, in its discretion, may impose.

Section 2.31  “SAR” means a Stock Appreciation Right.

Section 2.32  “Shareholder Approval” means approval by the holders of a majority of the outstanding shares of Common Stock, present or represented and entitled to vote at a meeting called for such purposes.

Section 2.33  “Stock Appreciation Right” means a right, granted under Section 4, to an amount in Common Stock equal to any increase in the Fair Market Value of the Common Stock between the date on which the Stock Appreciation Right is granted and the date on which the right is exercised.

Section 2.34  “Subsidiary” shall have the same meaning set forth in Section 424(f) of the Code.

3.  ADMINISTRATION

Section 3.1 Administration of the Plan; the Committee.  The Compensation Committee shall have overall authority to administer the Plan.  The Board may designate another committee or committees to administer the Plan with respect to Non-Executive Officer Participants, subject to any terms or conditions established by the Committee.  Hereafter, “Committee” shall mean the Compensation Committee, except when used in reference to Awards granted to Non-Executive Officer Participants, “Committee” shall mean any applicable committee designated by the Board.

Unless otherwise provided in the bylaws of the Company or resolutions adopted from time to time by the Board establishing the Committee, the Board may from time to time remove members from, or add members to, the Committee.  Vacancies on the Committee, however caused, shall be filled by the Board.  The Committee shall hold meetings at such times and places as it may determine.  A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present shall be the valid acts of the Committee.  Any action which may be taken at a meeting of the Committee may be taken without a meeting if all the members of the Committee consent to the action in writing. Although the Committee is generally responsible for the administration of the Plan, the Board in its sole discretion may take any action under the Plan that would otherwise be the responsibility of the Committee, except as such action pertains to the administration of Awards to Non-Employee Directors.

Subject to the provisions of the Plan, the Committee shall have the authority to:

(a) Select the Eligible Persons to participate in the Plan.

(b) Determine the time or times when Awards will be granted.

(c) Determine the form of Award, the number of shares of Common Stock subject to any Award, all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Agreement, which may include the waiver or amendment of prior terms and conditions or acceleration of the vesting or exercise of an Award under certain circumstances determined by the Committee (subject to Section 10.2 of the Plan).  However, nothing in this Section 3.1 shall be construed to permit the repricing of any outstanding Award in violation of Section 4.3.

(d) Determine whether Awards will be granted singly or in combination.

(e) Determine whether, to what extent and under what circumstances Awards may be settled in cash or Common Stock.

(f) Determine whether any conditions applicable to an Award have been met and whether an Award will be paid at the end of a Performance Period.

(g) Employ attorneys, consultants, accountants and other advisors as deemed necessary or appropriate by the Committee.

(h) Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

      Section 3.2 Committee to Make Rules and Interpret Plan.  The Committee in its sole discretion shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee’s interpretation of the Plan or any Awards granted pursuant hereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties, unless otherwise determined by the Board.

Section 3.3 Shares Subject to the Plan.  Subject to adjustment as provided in paragraph (b) below and subject to Section 3.4, the aggregate number of shares of Common Stock which are available for Awards under the Plan will not exceed forty-three million (43,000,000) shares.  Any of the authorized shares of Common Stock may be used for any of the types of Awards described in the Plan, except that no more than 3,000,000 shares of Common Stock may be issued pursuant to Incentive Stock Options.  Common Stock delivered pursuant to an Award under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.  The Committee, in its sole discretion, shall determine the manner in which fractional shares arising under this Plan are treated.  Additional restrictions or adjustments with respect to shares subject to the Plan are as follows:

(a) Subject to (b) below, the aggregate number of shares of Common Stock pursuant to Options and SARs granted to any Employee or Non-Employee Director in any calendar year under this Plan may not exceed 1,000,000 shares and the aggregate number of shares of Common Stock pursuant to Restricted Stock, Performance Awards and Other Stock Awards granted to any Employee or Non-Employee Director in any calendar year may not exceed 1,000,000 shares.

(b) In the event that the shares of Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind or shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, combination of shares or other corporate event of similar nature), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each share available under and subject to the Plan as provided herein, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be, to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights under such Awards.  In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or any stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to the Plan, or in any Award theretofore granted or which may be granted under the Plan, such adjustments shall be made in accordance with such determination.

No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

Section 3.4 Share Counting.  The following shares of Common Stock related to Awards will be available for issuance again under the Plan:

(a) Common Stock related to Awards paid in cash;

(b) Common Stock related to Awards that expire, are forfeited or cancelled or terminate for any other reason without the delivery of the Common Stock;

(c) Common Stock equal in number to the shares of Common Stock surrendered in payment of the exercise price of an Option; and

(d) Common Stock tendered or withheld in order to satisfy withholding tax obligations.

4.  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

Section 4.1 Grant of Options and SARs.  The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Nonqualified Stock Options and Stock Appreciation Rights (SARs) to Eligible Persons and Incentive Stock Options to Employees.  SARs may be granted either alone or in tandem with concurrently or previously issued Options.  Each grant of an Option or SAR shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 4.2.

Section 4.2 Conditions of Options and SARs.  Each Option and SAR so granted shall be subject to the following conditions:

(a) Exercise Price.  As limited by Section 4.2(e) below, the Award Agreement for each Option and SAR shall state the exercise price set by the Committee on the Date of Grant.  No Option or SAR shall be granted at an exercise price which is less than the Fair Market Value of the Common Stock on the Date of Grant.

(b) Exercise of Options and SARs.  Options and SARs granted under the Plan shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as shall be provided by the Committee in the Award Agreement.  An SAR issued in tandem with an Option is only exercisable to the extent the related Option is exercisable and is subject to the conditions applicable to such Option.  When a tandem SAR is exercised, the Option to which it relates shall cease to be exercisable to the extent of the number of shares with respect to which the tandem SAR is exercised.  Similarly when the Option is exercised, the tandem SARs relating to the shares covered by such Option exercise shall terminate.

(c) Form of Payment.  The payment of the exercise price of an Option by the Participant shall be made in cash, shares of Common Stock, a combination thereof or in such other manner as the Committee may specify in the applicable Award Agreement.  The payment of the Appreciation associated with the exercise of a SAR shall be made by the Company in shares of Common Stock.

(d) Term of Option or SAR.  The term of an Option or SAR shall be determined by the Committee and specified in the applicable Award Agreement, except that no Option or SAR shall be exercisable after the expiration of ten years from the Date of Grant.

(e) Special Restrictions Relating to Incentive Stock Options.  Options issued in the form of Incentive Stock Options shall only be granted to Employees of the Company or a Subsidiary and not to Employees of an Affiliated Entity unless such entity is classified as a “disregarded entity” of the Company or the applicable Subsidiary under the Code.  In addition to being subject to all applicable terms, conditions, restrictions and/or limitations established by the Committee, Options issued in the form of Incentive Stock Options shall comply with the requirements of Section 422 of the Code (or any successor Section thereto), including, without limitation, the requirement that the exercise price of an Incentive Stock Option not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant, the requirement that each Incentive Stock Option, unless sooner exercised, terminated or canceled, expire no later than ten years from its Date of Grant, and the requirement that the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company or any Subsidiary) not exceed $100,000.  Incentive Stock Options which are in excess of the applicable $100,000 limitation will be automatically recharacterized as Nonqualified Stock Options.  No Incentive Stock Options shall be granted to any Employee if, immediately before the grant of an Incentive Stock Option, such Employee owns more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries (as determined in accordance with the stock attribution rules contained in Sections 422 and 424(d) of the Code) unless  the exercise price is at least 110% of the Fair Market Value of the Common Stock subject to the Incentive Stock Option, and such Incentive Stock Option by its terms is exercisable no more than five years from the date such Incentive Stock Option is granted.

(f) Shareholder Rights.  No Participant shall have any rights as a shareholder with respect to any share of Common Stock subject to an Option or SAR prior to the purchase or receipt of such share of Common Stock by exercise of the Option or SAR.  In addition, no Option or SAR granted under the Plan shall include any dividend equivalents.

Section 4.3 No Repricing.  Except for adjustments made pursuant to Section 3.3(b), in no event will the Committee, without first obtaining Shareholder Approval, (i) decrease the exercise price of an Option or SAR after the Date of Grant; (ii) accept for surrender to the Company any outstanding Option or SAR granted under the Plan as consideration for the grant of a new Option or SAR with a lower exercise price; or (iii) repurchase from Participants any outstanding Options or SARs that have an exercise price per share higher than the then current Fair Market Value of a Share.

5.  RESTRICTED STOCK AWARD

Section 5.1 Grant of Restricted Stock.  The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Restricted Stock to any Eligible Person.  Restricted Stock shall be awarded in such number, for such purchase price (if any) and at such times during the term of the Plan as the Committee shall determine.  Each grant of Restricted Stock shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 5.2.  Restricted Stock issued pursuant to a Restricted Stock Award may be evidenced in such manner as the Committee deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates into escrow until the restrictions associated with such Award are satisfied.

Section 5.2 Conditions of Restricted Stock Awards.  The grant of Restricted Stock shall be subject to the following:

(a) Restriction Period.  Each Restricted Stock Award shall require the holder to remain in the employment or otherwise be classified as an Eligible Person (or in the case of a Non-Employee Director, remain a director or consultant or be classified as another category of Eligible Person) of the Company, a Subsidiary, or an Affiliated Entity for a prescribed period (the “Restriction Period”).  The Committee shall determine the Restriction Period or Periods that shall apply to the shares of Common Stock covered by each Award or portion thereof.  In addition to any time vesting conditions determined by the Committee, Restricted Stock may be subject to the achievement by the Company of specified Performance Measures or other individual criteria as determined by the Committee.  At the end of the Restriction Period, assuming the fulfillment of any other specified vesting conditions, the restrictions imposed by the Committee shall lapse with respect to the shares of Common Stock covered by the Award or portion thereof.

(b) Code Section 162(m).  If the Committee intends for a Restricted Stock Award to be granted and administered in a manner designed to preserve the deductibility of the resulting compensation in accordance with Section 162(m) of the Code, then Performance Measures applicable to such Award shall be established in writing by the Committee no later than the earlier of (i) 90 days after the commencement of the relevant Performance Period and (ii) the date as of which 25% of the Performance Period has elapsed.  The Committee’s discretion to modify or waive the Performance Measures related to the vesting of the Award may be restricted in order to comply with Section 162(m).

(c) Forfeiture.  Except as otherwise determined by the Committee, upon termination of service or employment during the Restriction Period, all shares of Restricted Stock still subject to forfeiture shall be forfeited by the Participant and any purchase price paid by the Participant shall be returned to such Participant.

(d) Shareholder Rights.  During any Restriction Period, the Committee may, in its discretion, grant to or withhold from the holder of Restricted Stock all or any of the rights of a shareholder with respect to the shares, including, but not by way of limitation, the right to vote such shares or to receive dividends.  If any dividends or other distributions are paid in shares of Common Stock and distributed to the holder of Restricted Stock, all such shares shall be subject to the same restrictions on transferability as the shares of Common Stock subject to the Award with respect to which they were paid.

(e) Minimum Vesting Condition.  The minimum Restriction Period applicable to any Restricted Stock that is not subject to performance criteria restricting the vesting of the Award shall be three years from the Date of Grant (subject to the provisions of Section 10.2).

6.  PERFORMANCE AWARDS

Section 6.1 Grant of Performance Shares.  The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Performance Shares to any Eligible Person.  Performance Shares shall be awarded in such number and at such times during the term of the Plan as the Committee shall determine.  Each Performance Award shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 6.2.

      Section 6.2 Conditions of Performance Awards.  The grant of Performance Shares shall be subject to the following:

(a) Performance Period.  Performance Shares will be subject to the achievement of one or more performance goals by the Company or the Participant individually, measured for a prescribed period (the “Performance Period”), as specified by the Committee, such Performance Period to be not less than one year in duration.  Such performance goals may be based upon the Company’s achievement of Performance Measures or other individual criteria.

(b) Code Section 162(m).  If the Committee intends for a Performance Award to be granted and administered in a manner designed to preserve the deductibility of the resulting compensation in accordance with Section 162(m) of the Code, then the Performance Measures applicable to such Award shall be established in writing by the Committee no later than the earlier of (i) 90 days after the commencement of the relevant Performance Period and (ii) the date as of which 25% of the Performance Period has elapsed.  The Committee’s discretion to modify or waive the Performance Measures to the vesting of the Award may be restricted in order to comply with Section 162(m).

(c) Payment Respecting Performance Shares.  Performance Shares shall be earned to the extent that their terms and conditions are met, as certified by the Committee.  The form and timing of payment for Performance Shares earned shall be determined by the Committee and specified in the Award Agreement; however, in no event shall the payment for Performance Shares earned be made on a date that is later than 60 days after the vesting of such Performance Shares.

(d) Termination of Employment.  The Committee, in its sole discretion, may (i) permit a Participant who ceases to be an Eligible Person before the end of any Performance Period, or the personal representative of a deceased Participant, to continue to be subject to a Performance Award relative to the current Performance Period until such Awards are forfeited or earned pursuant to their terms and conditions or (ii) authorize the payment to such Participant, or the personal representative of a deceased Participant, of the Performance Shares which would have been paid to the Participant had the Participant remained an Eligible Person to the end of the Performance Period.  In the absence of such permission by the Committee, any unvested Performance Shares shall be forfeited when a Participant ceases to be an Eligible Person.

7.  OTHER STOCK AWARDS

Section 7.1 Grant of Other Stock Awards.  The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, specify the terms and provisions of other forms of equity-based or equity-related awards not described above which the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which awards may provide for cash payments based in whole or in part on the value or future value of Common Stock, for the acquisition or future acquisition of Common Stock, or any combination thereof.  Each Other Stock Award shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 7.2.

Section 7.2 Minimum Vesting Condition. Other Stock Awards subject to performance criteria shall not vest in less than one year and Other Stock Awards which are subject to time vesting shall not vest in less than three years.

8.  CASH AWARDS

           The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant to an Eligible Person a Cash Award (including without limitation, discretionary Awards, Awards based on objective performance criteria or Awards based on subjective performance criteria).  Cash Awards shall be awarded in such amount and at such times during the term of the Plan as the Committee shall determine, provided however that the total amount of all Cash Awards made under the Plan, in the aggregate, will not exceed $10 million.  Each Cash Award shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve.

9.  FUNDAMENTAL TRANSACTION; CHANGE OF CONTROL

Section 9.1 Fundamental Transaction.  If the Company merges with another entity in a transaction in which the Company is not the surviving entity or if, as a result of a merger, other business combination or any other transaction or event, other securities are substituted for the Common Stock or the Common Stock may no longer be issued (each, a “Fundamental Transaction”), then notwithstanding any other provisions of the Plan, (i) all outstanding Options and SARs shall be fully exercisable and any unexercised Options and SARs shall terminate upon the closing of the Fundamental Transaction, (ii) restrictions on outstanding Restricted Stock, Other Stock Awards and Cash Awards shall lapse; and (iii) each outstanding Performance Award shall be deemed to have achieved a level of performance that would cause all of the Performance Shares to become payable.

Section 9.2 Change of Control.  Notwithstanding any other provisions of the Plan to the contrary, upon the occurrence of a Change of Control, (i) all outstanding Options and SARs shall be fully exercisable and any unexercised Options and SARs shall terminate upon the closing of the Change of Control, (ii) restrictions on outstanding Restricted Stock, Other Stock Awards and Cash Awards shall lapse; and (iii) each outstanding Performance Award shall be deemed to have achieved a level of performance that would cause all of the Performance Shares to become payable.

10.  GENERAL

Section 10.1  Amendment or Termination of Plan.  The Board may suspend or terminate the Plan at any time.  In addition, the Board may, from time to time, amend the Plan in any manner, but may not adopt any amendment without Shareholder Approval if (i) such approval is necessary or desirable to qualify or comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply, or (ii) in the opinion of counsel to the Company, Shareholder Approval is required by any federal or state laws or regulations or the rules of any stock exchange on which the common stock may be listed.

Section 10.2  Acceleration of Awards on Disability, Death, Retirement or Involuntary Termination.  With respect to (i) a Participant who ceases to be an Eligible Person due to a Disability, (ii) the personal representative of a deceased Participant, or (iii) any other Participant who ceases to be an Eligible Person due to the Participant’s retirement or involuntary termination (as defined by the Committee), the Committee, in its sole discretion, may permit the purchase of all or any part of the shares subject to any unvested Option or waive the vesting requirements of any Award on the date the Participant ceases to be an Eligible Person due to a Disability, death, retirement or involuntary termination.  With respect to Options which have already vested at such date or the vesting of which is accelerated by the Committee in accordance with the foregoing provision, the Participant or the personal representative of a deceased Participant shall have the right to exercise such vested Options within such period(s) as the Committee shall determine. The purchase of all or any part of the shares subject to any unvested Option or the waiver the vesting requirements of any Award on the date the Participant ceases to be an Eligible Person due to an involuntary termination pursuant to this Section 10.2 will be limited to 5% of the aggregate number of shares of Common Stock which are available for Awards under the Plan pursuant to Section 3.3 of the Plan.

Section 10.3 Withholding Taxes.  A Participant must pay in cash to the Company the amount of taxes required to be withheld by law upon the exercise of an Option.  Required withholding taxes associated with Restricted Stock, Performance Shares, Cash or Other Stock Awards must also be paid in cash unless the Committee requires a Participant to pay the amount of taxes required by law to be withheld from such Awards by directing the Company to withhold from any Award the number of shares of Common Stock having a Fair Market Value on the date of vesting equal to the amount of required withholding taxes.

Section 10.4 Code Section 83(b) Elections.  The Company, its Subsidiaries and Affiliated Entities have no responsibility for a Participant’s election, attempt to elect or failure to elect to include the value of an Award subject to Section 83 in the Participant’s gross income for the year of grant pursuant to Section 83(b) of the Code.  Any Participant who makes an election pursuant to Section 83(b) will promptly provide the Committee with a copy of the election form.

Section 10.5  Code Section 162(m).  It is the intent of the Company that the Plan comply in all respects with Section 162(m) of the Code and that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention.

Section 10.6  Code Section 409A.  It is the intent of the Company that no Award under the Plan be subject to Section 409A of the Code.  The Committee shall design and administer the Awards under the Plan so that they are not subject to Section 409A of the Code.

Section 10.7 Non-Transferability.  Subject to other provisions of the Plan and any applicable Award Agreement, Awards are not transferable other than by will or the laws of descent and distribution.  Any attempted sale, transfer, assignment, pledge, hypothecation or other disposition of, or the levy of execution, attachment or similar process upon, any Award contrary to the provisions hereof shall be void and ineffective, shall give no right to any purported transferee, any may, at the sole discretion of the Committee, result in forfeiture of the Award involved in such attempt.  The Committee shall impose such other restrictions and conditions on any shares of Common Stock covered by an Award as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing the shares of Common Stock subject to the Award to give appropriate notice of such restrictions.  Notwithstanding the foregoing, an Award held by a Non-Employee Director may be transferable under certain circumstances as specified by the Committee in the Award Agreement.

Section 10.8  Non-Uniform Determinations.  The Committee’s determinations under the Plan, including without limitation, (i) the determination of the Eligible Persons to receive Awards, (ii) the form, amount and timing of such Awards, (iii) the terms and provisions of such Awards, (iv) minimum employment or service periods, and (v) agreements evidencing the same, need not be uniform and, subject to any restrictions set forth in the Plan, may be made by the Committee selectively among Participants who receive, or who are eligible to receive, Awards under the Plan, whether or not such Participants are similarly situated.

Section 10.9  Leaves of Absence, Suspensions.  The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any suspension of employment or leave of absence from the Company granted to a Participant whether such suspension or leave is paid or unpaid and whether due to a Disability or otherwise.  Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such suspension or leave of absence shall be treated as if the Participant ceased to be an employee of the Company and (ii) the impact, if any, of any such suspension or leave of absence on Awards under the Plan.

Section 10.10 Participant Misconduct.  Notwithstanding anything in the Plan to the contrary, the Committee shall have the authority under the Plan to determine that in the event of serious misconduct by the Participant (including violations of employment agreements, confidentiality or other proprietary matters) or any activity of a Participant in competition with the business of the Company or any Subsidiary or Affiliated Entity, any outstanding Award granted to such Participant may be cancelled, in whole or in part, whether or not vested.  The determination of whether a Participant has engaged in a serious breach of conduct or any activity in competition with the business of the Company or any Subsidiary or Affiliated Entity shall be determined by the Committee in good faith and in its sole discretion.  This Section 10.10 shall have no effect and be deleted from the Plan following a Change of Control.

Section 10.11 Regulatory Approval and Listings.  The Company shall use its best efforts to file with the Securities and Exchange Commission as soon as practicable following the date this Plan is effective, and keep continuously effective and usable, a Registration Statement on Form S-8 with respect to shares of Common Stock subject to Awards hereunder.  Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates representing shares of Common Stock evidencing Awards prior to:

(a) the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable;

(b) the listing of such shares on any exchange on which the Common Stock may be listed; and

(c) the completion of any registration or other qualification of such shares under any state or federal law or regulation of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable.

Section 10.12 Right to Continued Employment or Board Membership.  Participation in the Plan shall not give any Participant any right to remain in the employ of the Company, a Subsidiary or an Affiliated Entity or any right to remain on the Board of the Company.  Further, the adoption of this Plan shall not be deemed to give any Employee, Non-Employee Director or Consultant or any other individual any right to be granted an Award.

Section 10.13 Other Compensation Programs.  The existence and terms of the Plan shall not limit the authority of the Board in compensating Employees and Non-Employee Directors in such other forms and amounts, including compensation pursuant to any other plans as may be currently in effect or adopted in the future, as it may determine from time to time.

Section 10.14 Reliance on Reports.  Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than the Committee or Board member.  In no event shall any person who is or shall have been a member of the Committee or the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information, including the furnishing of information, or failure to act, if in good faith.

Section 10.15 Construction.  The titles and headings of the sections in the Plan are for the convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

Section 10.16 Governing Law, Severability.  The Plan shall be governed by and construed in accordance with the laws of the State of Oklahoma except as superseded by applicable federal law.  If any provision of the Plan is held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity or unenforceability will not affect any other parts of the Plan, which will remain in full force and effect.

Section 10.17 Supersession.  Upon receipt of Board approval or, to the extent required, Shareholder Approval, this Plan supersedes and replaces in all respects the Initial Plan and any Award Agreement issued pursuant to the Plan after the effective date of this Plan will be governed by the terms of this Plan and not by the Initial Plan or any other plans or agreements, oral or otherwise.